SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 27, 2005

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27892	04-6135748

(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)

(408) 934-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement.

     On June 7, 2005, Sipex Corporation (“Sipex” or the “Company”) entered into a letter agreement (the “Letter Agreement”) with its newly appointed Chief Executive Officer Ralph Schmitt. A brief description of the terms and conditions of the Letter Agreement is contained in Item 5.02 below (which description is incorporated into this Item 1.01 by reference). The Letter Agreement is attached hereto as Exhibit 99.2.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 27, 2005, Sipex announced the appointment of Ralph Schmitt as the Company’s Chief Executive Officer and a member of its board of directors (the “Board”). A copy of the press release is attached to this report as Exhibit 99.1.

     Mr. Schmitt served as Executive Vice President, Sales and Marketing, of Cypress Semiconductor from July 2000 to June 2005. Beginning in January 1998, Mr. Schmitt served in various sales and marketing positions at Cypress, including Vice President, Sales and Marketing and Vice President, Segment Sales and Marketing. Mr. Schmitt initially joined Cypress in 1987 as its first account manager. In 1995, Mr. Schmitt left Cypress to found GroupTec LLC, a manufacturers’ representative firm, and he was a partner and President of GroupTec LLC until he returned to Cypress in 1998. Mr. Schmitt is 45 years old.

     On June 7, 2005, Sipex and Mr. Schmitt entered into the Letter Agreement. The Letter Agreement provides that Mr. Schmitt will be the Chief Executive Officer of Sipex, effective as of the commencement of his employment on or prior to July 5, 2005 (the “Effective Date”), and that he will be paid a base salary at an annual rate of $400,000 (the “Base Salary”). The Letter Agreement also provides that Mr. Schmitt is eligible to receive a performance bonus (the “Performance Bonus”) as determined by the Company’s Board or the compensation committee of the Board, in either case in its sole discretion based upon performance criteria. The target amount of the Performance Bonus shall be $400,000.

     Pursuant to the Letter Agreement and subject to the terms set forth therein, the Board has granted Mr. Schmitt an option to purchase 1,000,000 shares of Sipex Common Stock at an exercise price of $1.70 per share (the “Option”). The Option vests as to 1/4th of the shares subject to the Option one year after the date of grant and as to 1/48th of the shares subject to the Option each month thereafter, provided Mr. Schmitt is an employee of Sipex on such date. The Option has a ten (10) year term and is exercisable for (i) three (3) months following Mr. Schmitt’s voluntary termination of his employment with Sipex or (ii) twelve (12) months following Mr. Schmitt’s termination from Sipex other than voluntarily or for “Cause.” If Mr. Schmitt’s employment with Sipex is terminated for “Cause,” the Option will cease to be exercisable.

     If Mr. Schmitt’s employment with Sipex terminates other than (i) voluntarily, (ii) by reason of his death or disability or (iii) for “Cause,” prior to a “Change of Control” or more than twelve (12) months after a “Change of Control,” Mr. Schmitt shall be entitled to receive continuing severance payments equal to his Base Salary rate, as then in effect, for a period of twelve (12) months from the date of his termination. In addition, if Mr. Schmitt’s employment with Sipex terminates other than (i) voluntarily, (ii) by reason of his death or disability or (iii) for “Cause,” prior to the one year anniversary of the Effective Date, 1/4th of the shares subject to the Option shall immediately vest and become exercisable for a period of twelve (12) months.

     If Mr. Schmitt’s employment with Sipex terminates other than (i) voluntarily, (ii) by reason of his death or disability or (iii) for “Cause,” within twelve (12) months after a “Change of Control,” Mr. Schmitt shall be entitled to receive continuing severance payments equal to his Base Salary rate, as then in effect, for a period of twelve (12) months from the date of his termination and all of the shares subject to the Option shall vest and become exercisable for a period of twelve (12) months after the date of his termination.

     For purposes of the Letter Agreement and the Option, “Cause” means:

     (i) Mr. Schmitt’s failure to perform the duties of his position (as they may exist from time to time) to the reasonable satisfaction of the Board;

     (ii) any act of dishonesty, fraud or misrepresentation taken by Mr. Schmitt in connection with his responsibilities as an employee;

     (iii) Mr. Schmitt’s conviction or plea of no contest to a crime that negatively reflects on his fitness to perform his duties or harms the Company’s reputation or business, in each case as determined by the Board in its sole discretion;

     (iv) Mr. Schmitt’s violation of any federal, state or other law or regulation applicable to the Company’s business, or of any Company policy, including, but not limited to, the Company’s anti-harassment and discrimination policies;

     (v) willful misconduct by Mr. Schmitt that is injurious to the Company’s reputation or business, in each case as determined by the Board in its sole discretion;

     (vi) a material breach of Mr. Schmitt’s obligations pursuant to the Letter Agreement or under the Confidential Information and Invention Assignment Agreement between him and the Company; and

     (vii) Mr. Schmitt’s termination pursuant to the termination of the Company’s normal business operations.

     For purposes of the Letter Agreement and the Option, a “Change of Control” of the Company means:

     (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing sixty percent (60%) or more of the total voting power represented by the Company’s then outstanding voting securities;

     (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are “Incumbent Directors;”

     (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or

     (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets.

     “Incumbent Directors” will mean directors who either (A) are directors of the Company as of the date of the Letter Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

     Notwithstanding the foregoing, a “Change of Control” shall not include any transaction or series of transactions involving the Company’s issuance of any equity or debt securities to third parties for capital raising purposes.

     The Letter Agreement provides that Mr. Schmitt will be an at-will employee of Sipex and that he will be eligible to participate in the Company’s benefits program. All severance or bonus payments to Mr. Schmitt shall be made less applicable withholding.

     In addition, Mr. Schmitt also intends to enter into a Stand-Alone Option Grant Agreement reflecting the terms of the Option, as well as the Company’s standard forms of Indemnity Agreement and Confidential Information and Invention Assignment Agreement.

     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the actual Letter Agreement attached hereto as Exhibit 99.2. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
99.1	Press release dated June 27, 2005, announcing the appointment of Ralph Schmitt as Chief Executive Officer and as a member of the Board of Directors

99.2	Letter Agreement between Sipex and Ralph Schmitt dated June 7, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: June 29, 2005	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Press release dated June 27, 2005, announcing the appointment of Ralph Schmitt as Chief Executive Officer and as a member of the Board of Directors

99.2	Letter Agreement between Sipex and Ralph Schmitt dated June 7, 2005